SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29 , 2007

United Western Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 29, 2007, United Western Bancorp, Inc. (the “Company”) entered into a revolving credit facility agreement (“Credit Agreement”) with JPMorgan Chase Bank, NA (“JPMorgan”). The Credit Agreement provides for (i) a one year $20,000,000 multi draw term loan with a one-year draw down period to be used for general working capital purposes that matures June 30, 2012; and (ii) a $5,000,000 revolving line of credit due June 30, 2008 to be used for general working capital purposes. The capital stock of the Company’s principal subsidiary, United Western Bank, secures the Company’s obligations under the Credit Agreement.

The Credit Agreement replaces the Company’s existing bank stock loan agreement with another third party financial institution, which agreement provided for a $5,000,000 one year revolving line converting to an amortizing term note and a $12,000,000 revolving line of credit, neither of which had any amounts owing. As previously reported, the $8,215,000 note term loan that had been collateralized by the capital stock of United Western Bank was paid in full on June 30, 2006.

The foregoing is only a summary of the material terms of the Credit Agreement that does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Credit Agreement by and between United Western Bancorp, Inc. and JPMorgan Chase Bank, NA dated June 29, 2007.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 29, 2007

UNITED WESTERN BANCORP, INC.

By:	/s/ Jeffrey R. Leventhal
Name:	Jeffrey R. Leventhal
Title:	Senior Vice President, General Counsel
and Secretary

3